Exhibit 10.3

GENERAL CANNABIS CORP. STOCK OPTION AWARD

NOTICE OF STOCK OPTION AWARD

Grantee’s Name and Address:	Michael Feinsod

As an incentive to Michael Feinsod (the “Grantee”) to continue his service to General Cannabis Corp., the Grantee has been granted an option to purchase shares of Common Stock, subject to the terms and conditions of this Notice of Stock Option Award (the “Notice”) and the Stock Option Award Agreement (the “Option Agreement”) attached hereto, as follows.  Unless otherwise defined herein, the terms defined in the Option Agreement shall have the same defined meanings in this Notice.

Date of Award
Vesting Commencement Date
Exercise Price per Share
Total Number of Shares Subject to the Option (the “Shares”)	300,000
Total Exercise Price	$
Type of Option:	Non-Qualified Stock Option
Expiration Date:	Tenth Anniversary of Date of Award
Post-Termination Exercise Period:	Three (3) Months

Vesting Schedule:

Subject to the Grantee’s Continuous Service and other limitations set forth in this Notice and the Option Agreement, the Option may be exercised, in whole or in part, in accordance with the following schedule:

The Option shall become exercisable on the date on which the Twenty Day Average Trading Price (as defined below) for a share of Common Stock equals or exceeds the corresponding price in the following table on or before the 10th anniversary of the Date of Award, subject to the Grantee’s Continuous Service through such date:

Shares Exercisable	Twenty Day Average Trading Price
100,000	$3.50
100,000	$5.00
100,000	$6.50

Any Shares that have become exercisable pursuant to the schedule above shall remain exercisable irrespective of the Company’s subsequent stock price performance (but shall otherwise be subject to the terms and conditions of the Notice and the Option Agreement). For purposes of this Notice, “Twenty Day Average Trading Price” will equal or exceed a specified price when the Ten Day Volume Weighted Average Price for Common Stock (as defined below) has reached and remained at or above such price for 20 consecutive trading days. For purposes of this Notice, “Ten Day Volume Weighted Average Price” will mean, as of any date, the volume-weighted average Fair Market Value of the Common Stock for the last ten 10 consecutive trading days, as determined after market close on the tenth (10th) such consecutive trading day.

IN WITNESS WHEREOF, the Company and the Grantee have executed this Notice and agree that the Option is to be governed by the terms and conditions of this Notice and the Option Agreement.

General Cannabis Corp. a Colorado corporation

By:
Title:

1

THE GRANTEE ACKNOWLEDGES AND AGREES THAT THE SHARES SUBJECT TO THE OPTION SHALL VEST, IF AT ALL, ONLY DURING THE PERIOD OF THE GRANTEE’S CONTINUOUS SERVICE (NOT THROUGH THE ACT OF BEING HIRED, BEING GRANTED THE OPTION OR ACQUIRING SHARES HEREUNDER).  THE GRANTEE FURTHER ACKNOWLEDGES AND AGREES THAT NOTHING IN THIS NOTICE OR THE OPTION AGREEMENT SHALL CONFER UPON THE GRANTEE ANY RIGHT WITH RESPECT TO FUTURE AWARDS OR CONTINUATION OF THE GRANTEE’S CONTINUOUS SERVICE, NOR SHALL IT INTERFERE IN ANY WAY WITH THE GRANTEE’S RIGHT OR THE RIGHT OF THE COMPANY OR RELATED ENTITY TO WHICH THE GRANTEE PROVIDES SERVICES TO TERMINATE THE GRANTEE’S CONTINUOUS SERVICE, WITH OR WITHOUT CAUSE, AND WITH OR WITHOUT NOTICE.  THE GRANTEE ACKNOWLEDGES THAT UNLESS THE GRANTEE HAS A WRITTEN AGREEMENT WITH THE COMPANY TO THE CONTRARY, THE GRANTEE’S STATUS IS AT WILL.

The Grantee acknowledges receipt of a copy of the Option Agreement, and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts the Option subject to all of the terms and provisions hereof and thereof.  The Grantee has reviewed this Notice and the Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Notice, and fully understands all provisions of this Notice and the Option Agreement.  The Grantee hereby agrees that all questions of interpretation and administration relating to this Notice and the Option Agreement shall be resolved by the Administrator in accordance with Section 15 of the Option Agreement.  The Grantee further agrees to the venue selection in accordance with Section 16 of the Option Agreement.  The Grantee further agrees to notify the Company upon any change in the residence address indicated in this Notice.

Dated:	Signed:
Grantee

2

GENERAL CANNABIS CORP. STOCK OPTION AWARD

STOCK OPTION AWARD AGREEMENT

1.

Grant of Option.  As an incentive to the continued service of Grantee (the “Grantee”) named in the Notice of Stock Option Award (the “Notice”) to General Cannabis Corp., a Colorado corporation (the “Company”), the Company hereby grants to the Grantee  an option (the “Option”) to purchase the Total Number of Shares of Common Stock subject to the Option (the “Shares”) set forth in the Notice, at the Exercise Price per Share set forth in the Notice (the “Exercise Price”) subject to the terms and provisions of this Stock Option Award Agreement (the “Option Agreement”) and the Notice which are incorporated herein by reference.

2.

Exercise of Option.

(a)

Right to Exercise.  The Option shall be exercisable during its term in accordance with the Vesting Schedule set out in the Notice and with the applicable provisions of this Option Agreement.  The Option shall be subject to the provisions of Section 17 of this Option Agreement relating to the exercisability or termination of the Option in the event of a Corporate Transaction or Change in Control.  The Grantee shall be subject to reasonable limitations on the number of requested exercises during any monthly or weekly period as determined by the Administrator.  In no event shall the Company issue fractional Shares.

(b)

Method of Exercise.  The Option shall be exercisable by delivery of an exercise notice (a form of which is attached as Exhibit A) or by such other procedure as specified from time to time by the Administrator which shall state the election to exercise the Option, the whole number of Shares in respect of which the Option is being exercised, and such other provisions as may be required by the Administrator.  The exercise notice shall be delivered in person, by certified mail, or by such other method (including electronic transmission) as determined from time to time by the Administrator to the Company accompanied by payment of the Exercise Price and all applicable income and employment taxes required to be withheld.  The Option shall be deemed to be exercised upon receipt by the Company of such notice accompanied by the Exercise Price and all applicable withholding taxes, which, to the extent selected by Grantee, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(e) below to the extent such procedure is available to the Grantee at the time of exercise and such an exercise would not violate any Applicable Law.

(c)

Taxes.  No Shares will be delivered to the Grantee or other person pursuant to the exercise of the Option until the Grantee or other person has made arrangements acceptable to the Administrator for the satisfaction of applicable income tax and employment tax withholding obligations, including, without limitation, such other tax obligations of the Grantee incident to the receipt of Shares (the “Tax Withholding Obligation”).  Notwithstanding the foregoing, at any time not less than five (5) business days (or such fewer number of business days as determined by the Administrator) before any Tax Withholding Obligation arises (e.g., an exercise date), the Grantee may elect to satisfy the Grantee’s Tax Withholding Obligation that the Company determines is sufficient by, if permissible under Applicable Law, directing the Company to withhold from those Shares otherwise issuable to the Grantee the whole number of Shares sufficient to satisfy the minimum applicable Tax Withholding Obligation.  The Grantee acknowledges that the withheld Shares may not be sufficient to satisfy the Grantee’s minimum Tax Withholding Obligation.  Accordingly, the Grantee agrees to pay to the Company or any Related Entity as soon as practicable, including through additional payroll withholding, any amount of the Tax Withholding Obligation that is not satisfied by the withholding of Shares described above. Upon exercise of the Option, the Company or the Grantee’s employer may offset or withhold (from any amount owed by the Company or the Grantee’s employer to the Grantee) or collect from the Grantee or other person an amount sufficient to satisfy the Tax Withholding Obligation.  Furthermore, in the event of any determination that the Company and/or a Related Entity has failed to withhold a sum sufficient to pay all withholding taxes due in connection with the Option, the Grantee agrees to pay the Company and/or the Related Entity the amount of such deficiency in cash within five (5) days after receiving a written demand from the Company and/or the Related Entity to do so, whether or not the Grantee is an employee of the Company and/or the Related Entity at that time..

(d)

Section 16(b).  Notwithstanding any provision of this Option Agreement to the contrary, other than termination of the Grantee’s Continuous Service for Cause, if a sale within the applicable time periods set forth in Sections 6, 7 or 8 herein of Shares acquired upon the exercise of the Option would subject the Grantee to suit under Section 16(b) of the Exchange Act, the Option shall remain exercisable until the earliest to occur of (i) the tenth (10th) day following the date on which a sale of such Shares by the Grantee would no longer be subject to such suit, (ii) the one hundred and ninetieth (190th) day after the Grantee’s termination of Continuous Service, or (iii) the date on which the Option expires.

3.

RESERVED.

4.

Method of Payment.  Payment of the Exercise Price shall be made by any of the following, or a combination thereof, at the election of the Grantee; provided, however, that such exercise method does not then violate any Applicable Law:

(a)

cash;

(b)

check;

(c)

surrender of Shares held for the requisite period, if any, necessary to avoid a charge to the Company’s earnings for financial reporting purposes, or delivery of a properly executed form of attestation of ownership of Shares as the Administrator may require which have a Fair Market Value on the date of surrender or attestation equal to the aggregate Exercise Price of the Shares as to which the Option is being exercised;

(d)

payment through a “net exercise” such that, without the payment of any funds, the Grantee may exercise the Option and receive the net number of Shares subject to the Option equal to (i) the number of Shares as to which the Option is being exercised, multiplied by (ii) a fraction, the numerator of which is the Fair Market Value per Share (on such date as is determined by the Administrator) less the Exercise Price per Share, and the denominator of which is such Fair Market Value per Share (the number of net Shares to be received shall be rounded down to the nearest whole number of Shares); or

(e)

payment through a broker-dealer sale and remittance procedure pursuant to which the Grantee (i) shall provide written instructions to a Company-designated brokerage firm to effect the immediate sale of some or all of the purchased Shares and remit to the Company sufficient funds to cover the aggregate exercise price payable for the purchased Shares and (ii) shall provide written directives to the Company to deliver the certificates for the purchased Shares directly to such brokerage firm in order to complete the sale transaction.

5.

Restrictions on Exercise.  The Option may not be exercised if the issuance of the Shares subject to the Option upon such exercise would constitute a violation of any Applicable Laws or if the Shares subject to the Option have not been registered under the Securities Act of 1933 pursuant to an effective Registration Statement on Form S-8.  Grantee acknowledges that the Company makes no representation or warranty regarding the eligibility of the Option for inclusion on a Registration Statement on Form S-8 or the likelihood that any such Registration Statement on Form S-8 will be declared effective.  If the exercise of the Option within the applicable time periods set forth in Section 6, 7 and 8 of this Option Agreement is prevented by the provisions of this Section 5, the Option shall remain exercisable until one (1) month after the date the Grantee is notified by the Company that the Option is exercisable, but in any event no later than the Expiration Date set forth in the Notice.

6.

Termination or Change of Continuous Service.  In the event the Grantee’s Continuous Service terminates, other than for Cause, the Grantee may, but only during the Post-Termination Exercise Period, exercise the portion of the Option that was vested at the date of such termination (the “Termination Date”).  The Post-Termination Exercise Period shall commence on the Termination Date.  In the event of termination of the Grantee’s Continuous Service for Cause, the Grantee’s right to exercise the Option shall, except as otherwise determined by the Administrator, terminate concurrently with the termination of the Grantee’s Continuous Service (also the “Termination Date”).  In no event, however, shall the Option be exercised later than the Expiration Date set forth in the Notice.  Except as provided in Sections 7 and 8 below, to the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the Post-Termination Exercise Period, the Option shall terminate.

7.

Disability of Grantee.  In the event the Grantee’s Continuous Service terminates as a result of his or her Disability, the Grantee may, but only within twelve (12) months commencing on the Termination Date (but in no event later than the Expiration Date), exercise the portion of the Option that was vested on the Termination Date.  To the extent that the Option was unvested on the Termination Date, or if the Grantee does not exercise the vested portion of the Option within the time specified herein, the Option shall terminate.

8.

Death of Grantee.  In the event of the termination of the Grantee’s Continuous Service as a result of his or her death, or in the event of the Grantee’s death during the Post-Termination Exercise Period or during the twelve (12) month period following the Grantee’s termination of Continuous Service as a result of his or her Disability, the person who acquired the right to exercise the Option pursuant to Section 9 may exercise the portion of the Option that was vested at the date of termination within twelve (12) months commencing on the date of death (but in no event later than the Expiration Date).  To the extent that the Option was unvested on the date of death, or if the vested portion of the Option is not exercised within the time specified herein, the Option shall terminate.

9.

Transferability of Option.  The Option may not be transferred in any manner other than by will or by the laws of descent and distribution, provided, however, that the Option may be transferred during the lifetime of the Grantee to the extent and in the manner authorized by the Administrator.  Notwithstanding the foregoing, the Grantee may designate one or more beneficiaries of the Grantee’s Option in the event of the Grantee’s death on a beneficiary designation form provided by the Administrator.  Following the death of the Grantee, the Option, to the extent provided in Section 8, may be exercised (a) by the person or persons designated under the deceased Grantee’s beneficiary designation or (b) in the absence of an effectively designated beneficiary, by the Grantee’s legal representative or by any person empowered to do so under the deceased Grantee’s will or under the then applicable laws of descent and distribution.  The terms of the Option shall be binding upon the executors, administrators, heirs, successors and transferees of the Grantee.

10.

Term of Option.  The Option must be exercised no later than the Expiration Date set forth in the Notice or such earlier date as otherwise provided herein.  After the Expiration Date or such earlier date, the Option shall be of no further force or effect and may not be exercised.

11.

Tax Consequences.  The Grantee may incur tax liability related to the Option, including as a result of the Grantee’s purchase or disposition of the Shares.  THE GRANTEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THE OPTION OR DISPOSING OF THE SHARES.

12.

Entire Agreement: Governing Law.  The Notice, the Option Agreement and the Executive Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice and this Option Agreement (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.  The Notice and this Option Agreement are to be construed in accordance with and governed by the internal laws of the State of Colorado without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Colorado to the rights and duties of the parties.  Should any provision of the Notice or this Option Agreement be determined to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.  The Grantee acknowledges that Section 3(b)(iii) of the Executive Agreement is null and void and that neither the Company nor any Related Entity, nor any of their  Affiliates or Associates or service providers or agents, have any obligation to Grantee under such former Section 3(b)(iii).

13.

Construction.  The captions used in the Notice and this Option Agreement are inserted for convenience and shall not be deemed a part of the Option for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

14.

Adjustments Upon Changes in Capitalization.  Subject to any required action by the stockholders of the Company and Section 17 hereof, the number of Shares covered by the Option, the Exercise Price per Share, as well as any other terms that the Administrator determines require adjustment shall be proportionately adjusted for (i) any increase or decrease in the number of issued Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Shares, or similar transaction affecting the Shares, (ii) any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Company, or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Stock including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.”  In the event of any distribution of cash or other assets to stockholders other than a normal cash dividend, the Board shall also make such adjustments as provided in this Section 14 or substitute, exchange or grant an award to effect such adjustments (collectively “adjustments”).  Any such adjustments to the Option will be effected in a manner that precludes the enlargement of rights and benefits under the Option.  In connection with the foregoing adjustments, the Administrator may, in its discretion, prohibit the exercise of the Option or other issuance of Shares, cash or other consideration pursuant to the Option during certain periods of time.  Such adjustment shall be made by the Administrator and its determination shall be final, binding and conclusive.  Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason hereof shall be made with respect to, the number or price of Shares subject to the Option.

15.

Administration and Interpretation.  Any question or dispute regarding the administration or interpretation of the Notice or this Option Agreement shall be submitted by the Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

16.

Venue.  The Company, the Grantee, and the Grantee’s assignees pursuant to Section 9 (the “parties”) agree that any suit, action, or proceeding arising out of or relating to the Notice or this Option Agreement shall be brought in the United States District Court for the District of Colorado (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Colorado state court) and that the parties shall submit to the jurisdiction of such court.  The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court.  If any one or more provisions of this Section 16 shall for any reason be held invalid or unenforceable, it is the specific intent of the parties that such provisions shall be modified to the minimum extent necessary to make it or its application valid and enforceable.

17.

Corporate Transaction or Change in Control

(a)

Termination of Option to Extent Not Assumed in Corporate Transaction.  Effective upon the consummation of the Corporate Transaction, the Option shall terminate unless Assumed by the successor entity or its Parent.

(b)

Acceleration of Award Upon Corporate Transaction or Change in Control.  The shares subject to the Option shall automatically vest in full upon a Change of Control or Corporate Transaction.

18.

Definitions.  As used herein, the following definitions shall apply:

(a)

“Administrator” means the Board or any of the Committees appointed to administer this Option Agreement.

(b)

“Affiliate” and “Associate” shall have the respective meanings ascribed to such terms in Rule 12b-2 promulgated under the Exchange Act.

(c)

“Applicable Laws” means the legal requirements applicable to the Option under applicable provisions of federal securities laws, state corporate and securities laws, the Code, the rules of any applicable stock exchange or national market system, and the rules of any non-U.S. jurisdiction applicable to stock options granted to residents therein.

(d)

“Assumed” means that pursuant to a Corporate Transaction either (i) the Option is expressly affirmed by the Company or (ii) the contractual obligations represented by the Option are expressly assumed (and not simply by operation of law) by the successor entity or its Parent in connection with the Corporate Transaction with appropriate adjustments to the number and type of securities of the successor entity or its Parent subject to the Option and the exercise or purchase price thereof which at least preserves the compensation element of the Option existing at the time of the Corporate Transaction as determined in accordance with the instruments evidencing the agreement to assume the Option.

(e)

“Board” means the Board of Directors of the Company.

(f)

“Cause” has the meaning set forth in the Executive Agreement.

(g)

“Change in Control” means a change in ownership or control of the Company effected through either of the following transactions:

(i)

the direct or indirect acquisition by any person or related group of persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan or by a person that directly or indirectly controls, is controlled by, or is under common control with, the Company) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities pursuant to a tender or exchange offer made directly to the Company’s stockholders which a majority of the Continuing Directors who are not Affiliates or Associates of the offeror do not recommend such stockholders accept, or

(ii)

a change in the composition of the Board over a period of thirty six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership, to be comprised of individuals who are Continuing Directors.

(h)

“Code” means the Internal Revenue Code of 1986, as amended.

(i)

“Common Stock” means the common stock of the Company.

(j)

“Company” means General Cannabis Corp., a Colorado corporation, or any successor entity that adopts this Option Agreement in connection with a Corporate Transaction.

(k)

“Consultant” means any person (other than an Employee or a Director, solely with respect to rendering services in such person’s capacity as a Director) who is engaged by the Company or any Related Entity to render consulting or advisory services to the Company or such Related Entity.

(l)

“Continuing Directors” means members of the Board who either (i) have been Board members continuously for a period of at least thirty-six (36) months or (ii) have been Board members for less than thirty-six (36) months and were elected or nominated for election as Board members by at least a majority of the Board members described in clause (i) who were still in office at the time such election or nomination was approved by the Board.

(m)

“Continuous Status as an Employee, Director or Consultant” means that the provision of services to the Company or a Related Entity in any capacity of Employee, Director or Consultant, is not interrupted or terminated.  Continuous Status as an Employee, Director or Consultant shall be deemed to have terminated either upon an actual termination of Continuous Service or upon the entity for which the Grantee provides services ceasing to be a Related Entity.  Continuous Status as an Employee, Director or Consultant shall not be considered interrupted in the case of (i) any approved leave of absence, (ii) transfers between locations of the Company or among the Company, any Related Entity, or any successor in any capacity of Employee, Director or Consultant or (iii) any change in status as long as the Grantee remains in the service of the Company or a Related Entity in any capacity of Employee, Director or Consultant.  An approved leave of absence shall include sick leave, military leave, or any other authorized personal leave.

(n)

“Corporate Transaction” means any of the following transactions, provided, however, that the Administrator shall determine under parts (iv) and (v) whether multiple transactions are related, and its determination shall be final, binding and conclusive:

(i)

a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

(ii)

the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii)

the complete liquidation or dissolution of the Company;

(iv)

any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the shares of Common Stock outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction; or

(o)

acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines shall not be a Corporate Transaction.

(p)

“Director” means a member of the Board.

(q)

“Disability” means as defined under the long-term disability policy of the Company or the Related Entity to which the Grantee provides services regardless of whether the Grantee is covered by such policy.  If the Company or the Related Entity to which the Grantee provides service does not have a long-term disability plan in place, “Disability” means that the Grantee is unable to carry out the responsibilities and functions of the position held by the Grantee by reason of any medically determinable physical or mental impairment for a period of not less than ninety (90) consecutive days.  The Grantee will not be considered to have incurred a Disability unless he or she furnishes proof of such impairment sufficient to satisfy the Administrator in its discretion.

(r)

“Employee” means any person, including an Officer or Director, who is in the employ of the Company or any Related Entity, subject to the control and direction of the Company or any Related Entity as to both the work to be performed and the manner and method of performance.  The payment of a director’s fee by the Company or a Related Entity shall not be sufficient to constitute “employment” by the Company.

(s)

“Executive Agreement” means the Executive of Board and Director Agreement entered into between the Grantee and the Company, dated August 4, 2014, as may be amended from time to time.

(t)

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(i)

If the Common Stock is listed on one or more established stock exchanges or national market systems, including without limitation The NASDAQ Global Select Market, The NASDAQ Global Market or The NASDAQ Capital Market of The NASDAQ Stock Market LLC, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Stock is listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii)

If the Common Stock is regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, its Fair Market Value shall be the closing sales price for such stock as quoted on such system or by such securities dealer on the date of determination, but if selling prices are not reported, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Board deems reliable; or

(iii)

In the absence of an established market for the Common Stock of the type described in (i) and (ii), above, the Fair Market Value thereof shall be determined by the Administrator in good faith.

(v)

“Non-Qualified Stock Option” means an Option not intended to qualify as an incentive stock option within the meaning of Section 422 of the Code.

(w)

“Officer” means a person who is an officer of the Company or a Related Entity within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(x)

“Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(y)

“Related Entity” means any Parent or Subsidiary of the Company.

(z)

“Share” means a share of the Common Stock.

(aa)

 “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

END OF AGREEMENT

EXHIBIT A

EXERCISE NOTICE

[Address]

1.

Exercise of Option.  Effective as of today, ______________, ___ the undersigned (the “Grantee”) hereby elects to exercise the Grantee’s option to purchase ___________ shares of the Common Stock (the “Shares”) of General Cannabis Corp. (the “Company”) under and pursuant to the Stock Option Award Agreement (the “Option Agreement”) and Notice of Stock Option Award (the “Notice”) dated [•].  Unless otherwise defined herein, the terms defined in the Notice or the Option Agreement shall have the same defined meanings in this Exercise Notice.

2.

Representations of the Grantee.  The Grantee acknowledges that the Grantee has received, read and understood the Notice and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

3.

Rights as Stockholder.  Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the Shares, notwithstanding the exercise of the Option.  The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised.  No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 14 of the Option Agreement.

4.

Delivery of Payment.  The Grantee herewith delivers to the Company the full Exercise Price for the Shares, which, to the extent selected and permitted, shall be deemed to be satisfied by use of the broker-dealer sale and remittance procedure to pay the Exercise Price provided in Section 4(e) of the Option Agreement.

5.

Tax Consultation.  The Grantee understands that the Grantee may suffer adverse tax consequences as a result of the Grantee’s purchase or disposition of the Shares.  The Grantee represents that the Grantee has consulted with any tax consultants the Grantee deems advisable in connection with the purchase or disposition of the Shares and that the Grantee is not relying on the Company for any tax advice.

6.

Taxes.  The Grantee agrees to satisfy all applicable foreign, federal, state and local income and employment tax withholding obligations and herewith delivers to the Company the full amount of such obligations or has made arrangements acceptable to the Company to satisfy such obligations.

7.

Successors and Assigns.  The Company may assign any of its rights under this Exercise Notice to single or multiple assignees, and this agreement shall inure to the benefit of the successors and assigns of the Company.  This Exercise Notice shall be binding upon the Grantee and his or her heirs, executors, administrators, successors and assigns.

8.

Construction.  The captions used in this Exercise Notice are inserted for convenience and shall not be deemed a part of this agreement for construction or interpretation.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

9.

Administration and Interpretation.  The Grantee hereby agrees that any question or dispute regarding the administration or interpretation of this Exercise Notice shall be submitted by the Grantee or by the Company to the Administrator.  The resolution of such question or dispute by the Administrator shall be final and binding on all persons.

10.

Governing Law; Severability.  This Exercise Notice is to be construed in accordance with and governed by the internal laws of the State of Colorado without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Colorado to the rights and duties of the parties.  Should any provision of this Exercise Notice be determined by a court of law to be illegal or unenforceable, such provision shall be enforced to the fullest extent allowed by law and the other provisions shall nevertheless remain effective and shall remain enforceable.

11.

Notices.  Any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given upon personal delivery, upon deposit for delivery by an internationally recognized express mail courier service or upon deposit in the United States mail by certified mail (if the parties are within the United States), with postage and fees prepaid, addressed to the other party at its address as shown below beneath its signature, or to such other address as such party may designate in writing from time to time to the other party.

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12.

Further Instruments.  The parties agree to execute such further instruments and to take such further action as may be reasonably necessary to carry out the purposes and intent of this agreement.

13.

Entire Agreement.  The Notice and the Option Agreement are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and the Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee’s interest except by means of a writing signed by the Company and the Grantee.  Nothing in the Notice, the Option Agreement and this Exercise Notice (except as expressly provided therein) is intended to confer any rights or remedies on any persons other than the parties.

Submitted by:	Accepted by:

GRANTEE:	GENERAL CANNABIS CORP.

By:

Title:
(Signature)

Address:	Address:

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